EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the China Jianye Fuel, Inc. 2008 Equity Incentive Plan, of our report dated November 12, 2007 with respect to the financial statements of American Jianye Ethanol Company, Inc. as of June 30, 2007 and for the period from March 15, 2007 (Date of Inception) to June 30, 2007 and our report dated August 21, 2007 with respect to the financial statements of Zhao Dong Jian Ye Fuel Co., Ltd. for the years ended June 30, 2007 and 2006.

                           /s/ Patrizio & Zhao, LLC
                                              Patrizio & Zhao, LLC
Parsippany, New Jersey
January 25, 2008